Exhibit 5.2

April 29, 2019

Retail Opportunity Investments Corp.

Retail Opportunity Investments Partnership, LP

11250 El Camino Real, Suite 200

San Diego, California 92130

Ladies and Gentlemen:

We have acted as counsel to Retail Opportunity Investments Partnership, LP (the “Partnership”) in connection with a registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to possible offerings from time to time by the Partnership of: (1) its debt securities (which may be issued in one or more series) (“Debt Securities”); and (2) guarantees by the Partnership (“Guarantees”) of debt securities issued by Retail Opportunity Investments Corp., a Maryland corporation (the “Company”).

In rendering the opinions expressed below, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, documents, certificates and other instruments as in our judgment are necessary or appropriate. In examining all such documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us purporting to be originals, and the conformity to the respective originals of all documents submitted to us as certified, telecopied, photostatic or reproduced copies or in portable document format.

Based on the foregoing, and such other examination of law and fact as we have deemed necessary, we are of the opinion that:

1.    The Operating Partnership is duly formed as a limited partnership under the laws of the State of Delaware and is in good standing with the Secretary of State of the State of Delaware.

2.    When Retail Opportunity Investments GP, LLC (the “General Partner”), the general partner of the Partnership, authorizes the creation of one or more series of Debt Securities, and in accordance with that authorization and a duly executed and delivered indenture and any supplemental indenture between the Partnership and the trustee named therein, such Debt Securities are sold as contemplated in the Registration Statement, if the interest on such Debt Securities is not at a rate which violates applicable law, such Debt Securities will constitute valid and legally binding obligations of the Partnership (subject to any bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting the enforceability of creditors’ rights generally and to court decisions with respect thereto and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law)).

3.    When the General Partner authorizes the issuance of Guarantees, and in accordance with that authorization such Guarantees have been duly executed and delivered by the Partnership in conformity with a duly executed and delivered indenture and any supplemental indenture between the Company, the Partnership and the trustee named therein, such Guarantees have been issued as contemplated in the Registration Statement and consideration therefor has been received by the Partnership, such Guarantees will constitute valid and legally binding obligations of the Partnership (subject to any bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting the enforceability of creditors’ rights generally and to court decisions with respect thereto and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law)).

The opinions set forth in this letter relate only to the laws of the State of New York and the Delaware Revised Uniform Limited Partnership Act, each as currently in effect. We express no opinion as to the laws of another jurisdiction and we assume no responsibility for the applicability or effect of the law of any other jurisdiction.

This letter has been prepared for your use in connection with the Registration Statement and is based upon the law as in effect and the facts known to us on the date hereof. We have not undertaken to advise you of any subsequent changes in the law or of any facts that hereafter may come to our attention.

We have relied as to certain factual matters on information obtained from public officials, officers of the Company, the General Partner and other sources believed by us to be responsible, and we have assumed that the governing documents under which the Debt Securities and Guarantees are to be issued will have been duly authorized, executed and delivered by all parties thereto other than the Company and the Partnership.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission (the “SEC”) as an exhibit to the Registration Statement and to the references therein to us. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC thereunder.

Very truly yours,

/s/ Clifford Chance US LLP